As filed with the Securities and Exchange Commission on March 12, 2004
                                                       Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                              ENGlobal Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)

                    Nevada                                   88-0322261
                    ------                                   ----------
        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                  Identification No.)

600 Century Plaza Drive, Suite 140, Houston, Texas           77073-6033
--------------------------------------------------           ----------
    (Address of principal executive offices)                 (Zip Code)

             ENGLOBAL CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN
             ------------------------------------------------------
                            (Full title of the plan)

               Michael L. Burrow                              Copy to:
            Chief Executive Officer                     Kathryn K. Lindauer
              ENGlobal Corporation                   Jenkens & Gilchrist, P.C.
       600 Century Plaza Drive, Suite 140             2200 One American Center
              Houston, Texas 77073                      600 Congress Avenue
                 (281) 821-3200                         Austin, Texas 78701
      (Name, address and telephone number
   including area code of agent for service)

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
=========================================================================================
                             CALCULATION OF REGISTRATION FEE

Title of each class                  Proposed maximum    Proposed maximum     Amount of
 of securities to    Amount to be     offering price    aggregate offering   registration
  be registered     Registered (1)   per share (2)(3)      price (2)(3)        fee (3)
  -------------     --------------   ----------------      ------------        -------
     Common           1,200,000           $2.00             $2,406,000          $304.84
=========================================================================================

(1) Shares reserved for issuance under the ENGlobal Corporation 2004 Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 1,200,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options or other awards, at a price per share of $2.00, which is the average of the highest and lowest selling price per share of Common Stock on the American Stock Exchange on March 10, 2004.

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

PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Company hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 27, 2003;

     (2)  the Company's Schedule 14A filed with the Commission on April 30,
          2003;

     (3) the Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2003 filed with the Commission on May 13, 2003;

     (4) the Company's Current Report on Form 8-K filed with the Commission on May 14, 2003;

     (5)  the Company's Form S-8 filed with the Commission on June 10, 2003;

     (6) the Company's Current Report on Form 8-K filed with the Commission on July 7, 2003;

     (7) the Company's Current Report on Form 8-K filed with the Commission on July 15, 2003;

     (8) the Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2003 filed with the Commission on August 14, 2003;

     (9) the Company's Current Report on Form 8-K filed with the Commission on August 14, 2003;

     (10) the Company's Current Report on Form 8-K filed with the Commission on August 19, 2003;

     (11) the Company's Current Report on Form 8-K filed with the Commission on October 20, 2003;

     (12) the Company's Current Report on Form 8-K filed with the Commission on November 3, 2003;

     (13) the Company's Current Report on Form 8-K filed with the Commission on November 12, 2003;

     (14) the Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 2003 filed with the Commission on November 13, 2003; and

     (15) the description of Common Stock, par value $.001 per share (the "Common Stock"), of the Company set forth in the Registration Statement on Form 8-A12B, filed with the Commission on June 11, 1998, including any amendment or report filed for the purpose of updated such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts And Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide that none of its directors or officers shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except that a director or officer shall be liable, to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (2) for the payment of dividends in violation of restrictions imposed by Section 78.300 of the Nevada General Corporation Law ("GCL"). The effect of these provisions is to eliminate the rights of the Company's shareholders, either directly or through stockholders' derivative suits brought on behalf of the Company, to recover monetary damages from a director or officer for breach of the fiduciary duty of care as a director or officer except in those instances provided under the Nevada GCL.

     In addition, the Company has adopted provisions in its bylaws that require it to indemnify its directors, officers, and certain other representatives against expenses, liabilities, and other matters arising out of their conduct on the Company's behalf, or otherwise referred to in or covered by applicable provisions of the Nevada GCL, to the fullest extent permitted by the Nevada GCL.

     Section 78.751 of the Nevada GCL provides that a corporation may indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director's or officer's conduct was unlawful. Any such indemnification may be made by the corporation only as ordered by a court or as authorized in a specific case upon a determination made in accordance with the Nevada GCL that such indemnification is proper in the circumstances.

     Indemnification may not be made under the Nevada GCL for any claim, issue, or matter as to which the director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter therein, the director or officer must be indemnified under the Nevada GCL by the corporation against expenses, including attorney's fees, actually and reasonably incurred by the director or officer in connection with the defense.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

 Exhibit
 Number                            Description
 ------                            -----------
   4.1 Amended and Restated Bylaws of ENGlobal Corporation, dated August 8, 2002 (filed herewith) as amended.

   4.2 Restated Articles of Incorporation of ENGlobal Corporation dated August 8, 2002, incorporated by reference on the Company's Quarterly Report on Form-10Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002 (No. 001-14217), as amended.

   5.1    Opinion of Jenkens & Gilchrist, P.C. (filed herewith).

  10.1 ENGlobal Corporation 2004 Employee Stock Purchase Plan (filed herewith).

  23.1    Consent of Hein & Associates LLP (filed herewith).

  23.2    Consent of Jenkens & Gilchrist (included in Exhibit 5.1).

  24.1    Power of Attorney (included on signature page).

Item 9. Undertakings.

     A. The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 10, 2004:

                                           ENGLOBAL CORPORATION


                                           By: /s/ Michael L. Burrow
                                           -------------------------
                                           Michael L. Burrow
                                           Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of William A. Coskey and Michael L. Burrow as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

     Signature                        Capacity                         Date
     ---------                        --------                         ----


/s/ Michael L. Burrow      Chief Executive Officer and             March 8, 2004
---------------------      Chairman of the Board and Directors
Michael L. Burrow


/s/ William A. Coskey      President, Chief Operating Officer      March 8, 2004
---------------------      and Director
William A. Coskey


/s/ Robert W. Raiford      Chief Financial Officer and             March 8, 2004
---------------------      Treasurer
Robert W. Raiford


/s/ Hulda L. Coskey        Director                                March 8, 2004
-------------------
Hulda L. Coskey


/s/ Jimmie N. Carpenter    Director                                March 8, 2004
-----------------------
Jimmie N. Carpenter


/s/ David W. Gent          Director                                March 8, 2004
-----------------
David W. Gent


/s/ Randall B. Hale        Director                                March 8, 2004
-------------------
Randall B. Hale


/s/ David C. Roussel       Director                                March 8, 2004
--------------------
David C. Roussel

                                  EXHIBIT INDEX

Exhibit
Number                            Description
------                            -----------
  4.1 Amended and Restated Bylaws, of ENGlobal Corporation, dated August 8, 2002 (filed herewith) as amended.

  4.2 Restated Articles of Incorporation of ENGlobal Corporation dated August 8, 2002, incorporated by reference on the Company's Quarterly Report on Form-10Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission on November 14, 2002 (No. 001-14217), as amended.

  5.1     Opinion of Jenkens & Gilchrist, P.C. (filed herewith).

 10.1 ENGlobal Corporation 2004 Employee Stock Purchase Plan (filed herewith).

 23.1     Consent of Hein & Associates LLP (filed herewith).

 23.2     Consent of Jenkens & Gilchrist (included in Exhibit 5.1).

 24.1     Power of Attorney (included on signature page).